Exhibit 10.22

WHEELS UP PARTNERS HOLDINGS LLC
EQUITY INCENTIVE PLAN IV

1.      Purpose

The purpose of the Wheels Up Partners Holdings LLC (the "Company") Equity Incentive Plan IV (this "Plan") is to (a) provide incentives to those members of management of the Company and its subsidiaries whose performance will contribute to the long-term success and growth of the Company and its subsidiaries; (b) improve the ability of the Company and its subsidiaries to attract and retain employees and consultants of high competence; and (c) help build loyalty to the Company and its subsidiaries through recognition and the opportunity for equity ownership and/or awards the value of which is derived indirectly from the value of the Company.

2.     Awards

Participants (as hereinafter defined) will receive membership interests in the form of "profits interests" in Wheels Up MIP LLC ("MIP LLC"), a single purpose entity formed for the purpose of administering and effectuating this Plan, or membership interests or other equity or equity based awards in the Company, including without limitation, "profits interests," restricted interests, options or phantom equity (collectively, the "Interests"). The aggregate equity awards issued or issuable under this Plan shall not exceed 15,240,000 Common Interests of the Company and, for purpose of determining such limitation (i) any profits interests awarded in MIP LLC shall be treated as an equity award in the Company and (ii) any Interests which are forfeited, terminated, repurchased, expire unexercised or cancelled by agreement of the Company and the Participant shall immediately become available for new and/or future awards of Interests. The definitive terms of any awards under this Plan shall be set forth in an award agreement to be executed among the Company, MIP LLC (in the event of an award of an equity interest in MIP LLC) and a Participant (as hereinafter defined).

3.     Eligibility for Participation

Employees, directors and consultants of the Company or any subsidiary of the Company, designated by the board of directors of the Company (the "Board of Directors") shall be eligible to participate in this Plan (the "Participants").

4.     Plan Administration

This Plan shall be administered by the Board of Directors, which may delegate any authority granted to it under this Plan to any committee of the Board of Directors (the "Committee"), subject to the terms and conditions set forth in the Company's Third Amended and Restated Limited Liability Company Agreement (as the same may be amended from time to time, the "Company LLC Agreement"). Any references herein to the "Board of Directors" shall be deemed to refer to either the Board of Directors or the Committee if the Board of Directors has delegated administrative authority to the Committee.

The Board of Directors shall have the authority, subject to the terms and conditions of the Company LLC Agreement, to determine: (a) the Participants to whom awards shall be made under this Plan and the nature of a particular award; (b) the price and number of Interests subject to awards that shall be sold or awarded to a Participant selected, if applicable; (c) the aggregate number of Interests to be sold or awarded under this Plan; (d) any restrictions to be placed on the awards; and (e) any other matters arising under this Plan. The Board of Directors may delegate the authority to designate Participants and the number of Interests subject to awards to any officer of the Company, or any other subsidiary of the Company whose employees participate in the Plan. The Board of Directors shall have full power and authority to administer and interpret this Plan and to adopt or amend such rules, regulations, agreements, and instruments for implementing this Plan and for conduct of its affairs as it deems necessary or advisable. The Board of Directors' interpretations of the Plan and all determinations made by the Board of Directors pursuant to the powers vested in it under this Plan shall be final, conclusive and binding on all persons having any interest in this Plan.

Each Participant who receives an award under this Plan may be required to enter into a capital contribution agreement, an award agreement or similar agreement in such form(s) as may be approved from time to time by the Board of Directors.

5.     Term

This Plan shall continue in effect hereafter until terminated or suspended by the Board of Directors, but in any event shall terminate on the 10th anniversary of the date it is adopted by the Board of Directors.

6.     LLC Agreements

Each Participant who purchases or who is awarded a membership interest or other equity interest in MIP LLC shall be required to become a party to the Limited Liability Company Agreement of MIP LLC and each Participant who purchases or who is awarded a membership interest or other equity interest in the Company shall be requested to become a party to the Company LLC Agreement.

7.     Amendment and Termination

The Board of Directors may at any time and from time to time terminate, suspend or amend this Plan in any respect; provided, however, that no such action shall affect or in any way materially impair the rights of a Participant under an outstanding award without the consent of such Participant.

8.     Requirements for Issuance of Interests

No Interests shall be issued or transferred under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Interests have been complied with to the satisfaction of the Board of Directors. The Board of Directors shall have the right to condition any award or the issuance of Interests made to any Participant under this Plan on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of Interests as the Board of Directors shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, or any securities exchange or other market on which the Interests are quoted, and any certificates representing such Interests may be legended to reflect any such restrictions.

9.     Restrictions

Any award under this Plan may be subject to such restrictions as the Board of Directors shall provide, including, but not limited to, restrictions concerning voting rights, transferability, and repurchase and/or forfeiture upon termination of employment. Any such restrictions shall be set forth in an individual agreement with each Participant. For purposes of any applicable state securities law requirements, to the extent that any awards under this Plan are granted in reliance upon an exemption from the registration requirements of the Securities Act of 1933 other than Rule 701 promulgated pursuant thereto, this Plan shall be considered to be comprised of two distinct plans, one applicable for awards granted in reliance upon the exemption set forth in such Rule 701 and one applicable for all other awards and each of which shall have identical terms; provided, that the maximum number of Interests that may be awarded under the two plans on a combined basis shall not exceed the number set forth in Section 2 above.

10.   Payment of Taxes; Withholding

A Participant must pay or make arrangements satisfactory to the Board of Directors regarding the payment of federal, state, local or foreign taxes of any kind required to be withheld no later than the date as to which any amounts must be withheld. In addition, the Company, MIP LLC, and any direct or indirect subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due and payable to such Participant.

11.   No Rights to Continued Employment or Service

Neither this Plan nor the grant of an award nor the ownership of Interests acquired under this Plan will confer on any person or entity any right with respect to continuation of employment or service by the Company or any of its subsidiaries.

12.   MIP LLC Profits Interest

As noted in Section 2 above, Interests under the Plan may include membership interests in MIP LLC which provide the Participant with the right to participate in distributions to the extent such distributions are attributable to income and growth of the value of MIP LLC, and indirectly attributable to income and growth of the value of the Company, after the date of issuance ("MIP LLC Profits Interests"). The threshold Company value, above which the Participant shall have the right to participate (the "Participation Threshold") shall be equal to the fair market value of the Company, as of the date of issuance of the MIP LLC Profits Interests, as determined by the Board of Directors. If MIP LLC Profits Interests are awarded, the Company will, concurrently with such issuance, issue Common Interests in the Company that have been designated as Profits Interests in the Company (and therefore only represent the right to participate in distributions attributable to income and growth of the Company over the Participation Threshold for such MIP LLC Profits Interest) ("Related Company Profits Interests") to MIP LLC.

It is the intention and understanding of the Company and MIP LLC that the MIP LLC Profits Interests shall constitute "profits interests" in MIP LLC within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, and IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 and, notwithstanding anything to the contrary in the Limited Liability Company Agreement of MIP LLC, would not give a Participant holding the MIP LLC Profits Interests a share of the proceeds of MIP LLC if all of its assets were sold at fair value immediately after such Participant received the MIP LLC Profits Interests and the proceeds were distributed in a complete liquidation of MIP LLC. By virtue of the ownership of the MIP LLC Profits Interests, such Participant shall have no right or obligation to make any capital contributions to MIP LLC at anytime and shall have no right to any capital contributions to MIP LLC or any distributions attributable to such capital contributions. Unless there is a determination by the IRS holding otherwise, the Company and MIP LLC shall not claim any compensation deduction for Federal income tax purposes by reason of the issuance or vesting of a MIP LLC Profits Interest.

13.   Governing Law

This Plan shall be governed by the laws of the State of Delaware.

14.   Headings

Section headings are for reference only and shall not affect the interpretation of this Plan.

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